FIRST AMENDMENT TO
                               AGREEMENT OF SALE

     THIS FIRST AMENDMENT TO AGREEMENT OF SALE (this "Amendment"), is made as of this 16th day of August, 1996, by and between 4949 MARBRISA LIMITED PARTNERSHIP, an Illinois limited partnership ("Seller") and ERP OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership ("Purchaser"). All initially capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed to them in the Agreement (as such term is defined below).

                                   RECITALS

     A. Seller and Purchaser have entered into that certain Agreement of Sale dated July 16, 1996 (as amended, the "Agreement") for the purchase and sale of certain real property (the "Property") commonly known as "Marbrisa Apartments" and located in Tampa, Florida all as more particulary described in the Agreement.

     B. Purchaser and Seller desire to further amend the Agreement for the purpose of amending the Purchase Price, all in accordance with the terms of this Amendment.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

     1. Amendment of Purchase Price. The Purchase Price referenced under Paragraph 1 of the Agreement is hereby amended to read Seven Million Eight Hundred Thousand and No/100 Dollars ($7,800,000.00).

     2. Reaffirmation. Except as expressly amended and modified under this Amendment, the terms and provisions of the Agreement are hereby ratified and affirmed in their entirety.

     3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Florida.

     4. Counterparts. This Amendment may be signed in any number of counterparts each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.
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     In witness whereof, the parties have executed and delivered this Amendment as of the date first written above.

                         SELLER:

                         4949 MARBRISA LIMITED PARTNERSHIP,
                         an Illinois limited partnership

                         By: 4949 Marbrisa Inc., an Illinois corporation, its general partner

                              By:  /s/  James E. Mendelson
                                   ----------------------------------
                              Its:      James E. Mendelson
                                        Authorized Representative


                         PURCHASER:

                         ERP OPERATING LIMITED PARTNERSHIP,
                         an Illinois limited partnership

                         By:   Equity Residential Properties Trust,
                               a Maryland real estate investment trust,
                               its general partner

                              By:  Equity Residential Properties Trust,
                                   a Maryland real estate investment
                                   trust, its general partner

                                   By:  /s/  Linda Mennick
                                        ------------------------------------
                                   Its:
                                        ------------------------------------
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